                                                               EXHIBIT (4)(a)(i)

                           FLEXIBLE PREMIUM VARIABLE
                           DEFERRED ANNUITY CONTRACT
--------------------------------------------------------------------------------



To the contractowner:

Please read your Contract carefully. This Contract is a legal contract between you and the Company. You, the Owner, have benefits and rights described in this Contract. The Annuitant is named in the Contract. We will make Income Payments beginning on the Annuity Commencement Date, if the Annuitant is still living on that date.

THIS CONTRACT'S INCOME PAYMENTS, SURRENDER VALUES AND THE DEATH BENEFIT DEPEND ON THE CONTRACT VALUE. CONTRACT VALUE MAY BE ALLOCATED TO THE SEPARATE ACCOUNT AND THE GUARANTEE ACCOUNT. THE CONTRACT VALUE IN THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. CONTRACT VALUE IN THE GUARANTEE ACCOUNT IS GUARANTEED BY THE COMPANY AS TO DOLLAR AMOUNT.

TEN DAY FREE LOOK: You may return this Contract to our Service Center or to your agent within 10 days after its delivery for a refund. The amount of the refund will equal the Contract Value (without reduction for any surrender charges) plus any amount deducted from the Purchase Payments.

               For GE Capital Life Assurance Company of New York



/s/ Cheryl C. Whaley                              /s/ David H. McMahon

    Cheryl C. Whaley                                  David H. McMahon
       President                                         Secretary




                    o   Flexible Premium Variable Deferred Annuity
                    o   Income Payments begin at Annuity Commencement Date
                    o   No Dividends
                    o   Some benefits reflect investment results


               [GE LOGO]


               GE Capital Life Assurance of New York
               A GE Financial Assurance Company
               ----------------------------------------------
               GE Capital Life Assurance Company of New York
               125 Park Avenue, Sixth Floor
               New York , NY 10017-5529


FORM NY1155 4/00

CONTRACT DATA

SCHEDULE OF BENEFITS                    SCHEDULE OF PURCHASE PAYMENTS
                                                AMOUNT       PAYABLE
ANNUITY                                 [$5,000.00]     INITIAL PURCHASE PAYMENT



INITIAL PURCHASE PAYMENT:              [$5,000.00]
MINIMUM ADDITIONAL PURCHASE PAYMENT:         [$500.00]
MINIMUM WITHDRAWAL: [$1,000.00 WITH A CONTRACT VALUE AFTER THE WITHDRAWAL OF NO
        LESS THAN $5,000.00]
MINIMUM CONTRACT VALUE ALLOWED TO REMAIN IN AN INVESTMENT OPTION AFTER A
        TRANSFER FROM INVESTMENT OPTION:    [$100.00]

CHARGES:
        PREMIUM TAX RATE:       [0.00%]
        ASSET CHARGE:           [1. 45% ANNUALLY (.004002% DAILY)]
        ANNUAL CONTRACT CHARGE: [$30.00 WAIVED IF CONTRACT VALUE
                EXCEEDS $40,000 AT TIME THE CHARGE IS DUE.]
        MAXIMUM TRANSFER CHARGE:        [$10.00]

THE SMALLEST ANNUAL INVESTMENT RETURN ON ASSETS OF THE SEPARATE ACCOUNT REQUIRED TO MAINTAIN NONDECREASING VARIABLE INCOME PAYMENTS IS 4.52% FOR PAYMENTS WITH AN ASSUMED INTEREST RATE OF 3%.






          OWNER       [THE ANNUITANT]

      ANNUITANT       [JOHN DOE]         [MALE] [35] AGE [LAST] BIRTHDAY

CONTRACT NUMBER       [0000000]

CONTRACT DATE   [APRIL 1, 2000]  [APRIL 1, 2055] ANNUITY  COMMENCEMENT DATE

                PLAN FLEXIBLE PREMIUM VARIABLE DEFERRED ANNUITY

NY1155DP

CONTRACT NUMBER [0000000]

SEPARATE ACCOUNT II

INVESTMENT OPTIONS



SUBACCOUNTS                                  ARE INVESTED IN
-----------                                  ---------------
AIM CAPITAL APPRECIATION                     [AIM VARIABLE INSURANCE FUNDS
AIM GROWTH                                     AIM V.I. CAPITAL APPRECIATION FUND
AIM VALUE                                      AIM V.I. GROWTH FUND
                                               AIM V.I. VALUE FUND

AVP GROWTH & INCOME                          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
AVP PREMIER GROWTH                             GROWTH & INCOME PORTFOLIO
AVP QUASAR                                     PREMIER GROWTH PORTFOLIO
                                               QUASAR PORTFOLIO

DRF EMERGING MARKETS                         DREYFUS
                                               DREYFUS INVESTMENT PORTFOLIOS - EMERGING MARKETS PORTFOLIO
DRF SOCIALLY RESPONSIBLE                       THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.
    GROWTH

FED HIGH INCOME BOND                         FEDERATED INSURANCE SERIES
FED INTERNATIONAL SMALL                        FEDERATED HIGH INCOME BOND FUND II
    COMPANY                                    FEDERATED INTERNATIONAL SMALL COMPANY FUND II

FID EQUITY INCOME                            FIDELITY VARIABLE INSURANCE PRODUCTS FUND
FID GROWTH                                     EQUITY-INCOME PORTFOLIO
                                               GROWTH PORTFOLIO

FID CONTRAFUND                               FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
                                               CONTRAFUND PORTFOLIO

FID GROWTH & INCOME                          FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
FID MID CAP                                    GROWTH & INCOME PORTFOLIO
                                               MID CAP PORTFOLIO

GEI MID-CAP VALUE EQUITY                     GE INVESTMENTS FUNDS, INC.
GEI MONEY MARKET                               MID-CAP VALUE EQUITY FUND
GEI PREMIER GROWTH EQUITY                      MONEY MARKET FUND
GEI S&P 500 INDEX *                            PREMIER GROWTH EQUITY FUND
GEI SMALL-CAP VALUE EQUITY                     S&P 500 INDEX FUND
GEI U.S. EQUITY                                SMALL-CAP VALUE EQUITY FUND
GEI VALUE EQUITY                               U.S. EQUITY FUND
                                               VALUE EQUITY FUND





NY1155DP        CONTINUED     EFFECTIVE [04/01/00]


                                              JANUS ASPEN SERIES
JAN AGGRESSIVE GROWTH                           AGGRESSIVE GROWTH PORTFOLIO
JAN BALANCED                                    BALANCED PORTFOLIO
JAN CAPITAL APPRECIATION                        CAPITAL APPRECIATION PORTFOLIO
JAN GLOBAL LIFE SCIENCES                        GLOBAL LIFE SCIENCES PORTFOLIO
JAN GLOBAL TECHNOLOGY                           GLOBAL TECHNOLOGY PORTFOLIO
JAN GROWTH                                      GROWTH PORTFOLIO
JAN INTERNATIONAL GROWTH                        INTERNATIONAL GROWTH PORTFOLIO
JAN WORLDWIDE GROWTH                            WORLDWIDE GROWTH PORTFOLIO

MFS GROWTH                                    MFS VARIABLE INSURANCE TRUST
MFS GROWTH WITH INCOME                          MFS GROWTH SERIES
MFS NEW DISCOVERY                               MFS GROWTH WITH INCOME SERIES
MFS UTILITIES                                   MFS NEW DISCOVERY SERIES
                                                MFS UTILITIES SERIES
OPP GLOBAL SECURITIES/VA
OPP MAIN STREET GROWTH &                      OPPENHEIMER VARIABLE  ACCOUNT FUNDS
         INCOME/VA                              OPPENHEIMER GLOBAL SECURITIES FUND/VA
                                                OPPENHEIMER MAIN STREET GROWTH & INCOME FUND/VA
PIM FOREIGN BOND
PIM HIGH YIELD BOND                           PIMCO VARIABLE INSURANCE TRUST
PIM LONG TERM                                   FOREIGN BOND PORTFOLIO
    U.S. GOVERNMENT BOND                        HIGH YIELD BOND PORTFOLIO
PIM TOTAL RETURN BOND
                                                LONG-TERM U.S. GOVERNMENT BOND PORTFOLIO
RYD OTC **                                      TOTAL RETURN BOND PORTFOLIO

                                              RYDEX VARIABLE TRUST
                                                RYDEX OTC FUND]

GUARANTEE ACCOUNT
-----------------

MINIMUM GUARANTEED INTEREST RATE [3%]

YOU MAY ALLOCATE YOUR CONTRACT VALUE TO AS MANY AS [TEN] SUBACCOUNTS IN ADDITION TO THE GUARANTEE ACCOUNT. YOUR ALLOCATIONS MUST BE IN PERCENTAGES TOTALING 100%. EACH ALLOCATION PERCENTAGE MUST BE A WHOLE NUMBER AND AT LEAST 1%.

CONSULT YOUR PROSPECTUS FOR INVESTMENT DETAILS.

* "STANDARD & POOR'S," "IS&P," "S&P 500," "STANDARD & POOR'S 500," AND "500"
ARE TRADEMARKS OF THE MCGRAW-HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY GE ASSET MANAGEMENT INCORPORATED. THE S&P 500 INDEX FUND IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STANDARD & POOR'S AND STANDARD & POOR'S MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE FUND.

** THE NASDAQ 100 INDEX(TM) IS AN UNMANAGED INDEX THAT IS A WIDELY RECOGNIZED INDICATOR OF OTC MARKET PERFORMANCE.

NY1155DP                                                    EFFECTIVE [04/01/00]

CONTRACT NUMBER [0000000]

                           TABLE OF SURRENDER CHARGES

               COMPLETE YEARS                           SURRENDER CHARGE
        SINCE PURCHASE PAYMENT MADE                       PERCENTAGE

          LESS THAN 1                                          [6]
                 1                                             [6]
                 2                                             [6]
                 3                                             [6]
                 4                                             [5]
                 5                                             [4]
           6 OR MORE                                           [O]






NY1155DP

                          TABLE OF CONTENTS
        ------------------------------------------------------------------------
        Contract Data......................................................  3
        Definitions........................................................  4
        Introduction.......................................................  6
        Owner, Annuitant and Beneficiary Provisions........................  6
        Death Provisions...................................................  7
        Purchase Payments..................................................  9
        Monthly Income Benefit............................................. 10
        Guarantee Account.................................................. 11
        Separate Account................................................... 11
        Transfers.......................................................... 13
        Contract Value Benefits............................................ 15
        General Information................................................ 17
        Optional Payment Plans............................................. 19
        Copies of any application riders and endorsements follow page 22.

                                   DEFINITIONS
--------------------------------------------------------------------------------
ACCUMULATION UNIT - Unit of measure used in calculating the Contract Value in the Separate Account prior to the Annuity Commencement Date.

ANNUITANT/JOINT ANNUITANT - The person(s) named on the Contract data pages whose age and, where appropriate, gender are used in determining the amount of the monthly income benefits.

ANNUITY COMMENCEMENT DATE - The date stated on the Contract data pages, unless changed after issue, on which Income Payments are scheduled to commence, if the Annuitant(s) is living on that date.

ANNUITY COMMENCEMENT VALUE - The Surrender Value on the day immediately preceding the Annuity Commencement Date.

ANNUITY UNIT - Unit of measure used in determining the amount of the second and each subsequent Variable Income Payment.

ASSUMED INTEREST RATE - Interest rate used in calculating the Variable Income Payment amounts.

THE COMPANY - GE Capital Life Assurance Company of New York. "We", "us" or "our" refers to the Company.

CONTRACT - This Contract with any attached application and any riders and endorsements.

CONTRACT DATE - Date the Contract is issued and becomes effective. The Contract Date is shown on the Contract data pages and is used to determine Contract years and anniversaries.

CONTRACT VALUE - The sum of the values allocated to each Investment Option.

DEATH BENEFIT - The benefit provided under the Contract on the death of any Annuitant prior to the Annuity Commencement Date.

DESIGNATED BENEFICIARY - The person or entity designated in the Contract who on the date of any Annuitant's death will be treated thereafter as the sole Owner of the Contract.

NY1155 4/00

FIXED INCOME PAYMENTS - Income Payments that are supported by the General Account and which do not vary in amount based on the investment experience of the Separate Account.

FUND - Any open-end management investment company or unit investment trust in which a Subaccount invests.

GENERAL ACCOUNT - Assets of the Company other than those allocated to the Separate Account or any other separate account of the Company.

GUARANTEE ACCOUNT - Amounts allocated under this Contract to be held in our General Account.

HOME OFFICE - The Company's offices at 125 Park Avenue, Sixth Floor, New York, New York 10017-5529.

INCOME PAYMENT - One of a series of payments made under either the monthly income benefit or one of the Optional Payment Plans.

INVESTMENT OPTIONS - The Guarantee Account and the Separate Account Subaccount(s) shown on the Contract data pages.

OPTIONAL PAYMENT PLAN - A plan whereby any part of a Death Benefit, Surrender Value or Annuity Commencement Value can be left with us to provide Income Payments to a Payee.

OWNER / JOINT OWNERS - The person(s) or entity entitled to receive Income Payments after the Annuity Commencement Date. The Owner or Joint Owners are also entitled to the ownership rights stated in the Contract during the lifetime of the Annuitant(s) and are shown on the Contract data pages and in any application. "You" or "your" refers to the Owner or Joint Owners.

PAYEE - Person or entity who receives Income Payments under an Optional Payment Plan.

PURCHASE PAYMENT - A payment received by the Company and applied to this Contract. When used in connection with this Contract, the term "Purchase Payment" means the same as the term "premium payment".

SEPARATE ACCOUNT - The segregated asset account of the Company shown on the Contract data pages.

SERVICE CENTER - Our Service Center at 6610 West Broad Street, Richmond, Virginia 23230.

SUBACCOUNT - A Subaccount of the Separate Account, the assets of which are invested exclusively in a corresponding Fund.

SURRENDER VALUE - The Contract Value on the Valuation Day we receive your written request for surrender in our Service Center less any premium tax and any applicable charges. These charges include surrender charge, annual Contract charge and any optional benefit charge.

VALUATION DAY - For each Subaccount, each day on which the New York Stock Exchange is open for regular trading except for days that the Subaccount's corresponding Fund does not value its shares.

VALUATION PERIOD - Period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE INCOME PAYMENTS - Income Payments that vary in amount from one Income Payment to the next based on the investment experience of one or more Subaccounts.

                                  INTRODUCTION
--------------------------------------------------------------------------------
This is a flexible premium variable deferred annuity contract. The initial Purchase Payment is due on the Contract Date. Additional Purchase Payments may be paid at any time before the Annuity Commencement Date. In return for these Purchase Payments and any application, we provide certain benefits.

The Contract provides a monthly income beginning on the Annuity Commencement Date. The amount of monthly income will depend on:
           o  the Annuity Commencement Value;
           o  the amount of any premium tax;
           o the Annuitant(s)'s gender, where appropriate, and settlement age on the Annuity Commencement Date; and
           o  the payment plan chosen.

See Optional Payment Plans section for the payout plans available. See conditions described in the Death Provisions section for details regarding payment or the continuation of the Contract at the death of any Owner or Annuitant prior to the Annuity Commencement Date.

The Contract and Its Parts

This Contract is a legal contract. It is the entire contract between you and us. An agent cannot change this Contract. Any change to it must be in writing and approved by us. Only an authorized officer can give our approval. READ THIS CONTRACT CAREFULLY.

All statements in any application are considered representations and not warranties.

We reserve the right to amend this Contract as needed to maintain its status as an annuity under the Internal Revenue Code. If the Contract is amended, we will send you a copy of the amendment complying with the requirements imposed by the Internal Revenue Service ("IRS"). This Contract is intended to constitute an annuity within the meaning of the Internal Revenue Code. Its provisions should be interpreted consistently with this intent.



                  OWNER, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------
The Owner

You have rights while this Contract is in force. These rights are subject to the rights of any irrevocable beneficiary and any assignee under an assignment filed with us.

Joint Owners own the Contract equally with the right of survivorship. Right of survivorship means that if a Joint Owner dies, his or her interest in the Contract will pass to the surviving Joint Owner. Disposition of the Contract on death of an Owner is subject to the Death Provisions.

The Annuitant

The Contract names you or someone else as the Annuitant. You may name a Joint Annuitant. In the case of a Contract with any non-natural Owner, you may only name a Joint Annuitant on or before the Contract Date or within 28 days of the first Income Payment.

The Beneficiary

The primary beneficiary and any contingent beneficiary can be named in any application for this Contract or by sending a written request to our Service Center.

                                       6
NY1155 4/00

                                        7
Changing the Owner or Beneficiary

During the Annuitant(s)'s life, you can change the Owner(s) and any beneficiary if you reserved this right. A person named irrevocably may be changed only with that person's written consent. To make a change, send a written request to our Service Center. The request and the change must be in a form satisfactory to us. The change will take effect as of the date you sign the request. The change will be subject to any transaction we make before we record the change. The Annuitant(s) cannot be changed.

Using the Contract as Collateral for a Loan

This Contract may be assigned as collateral security for a loan. We must be notified in writing if you assign the Contract. Any payment we make before we record the assignment at our Service Center will not be affected. We are not responsible for the validity of an assignment. Your rights and the rights of a beneficiary may be affected by an assignment. The basic benefits of the Contract are assignable. Additional benefits added by any rider may or may not be available/eligible for assignment.

Trustee

If a trustee is named as the Owner or beneficiary of this Contract and subsequently exercises ownership rights or claims benefits hereunder, we will have no obligation to verify that a trust is in effect. We will have no obligation to verify that the trustee is acting within the scope of his/her authority. Payment of Contract benefits to the trustee will release us from all obligations under the Contract to the extent of the payment. When we make a payment to the trustee, we will have no obligation to ensure that such payment is applied according to the terms of the trust agreement.

                                DEATH PROVISIONS
--------------------------------------------------------------------------------

When a Distribution Is Required

In certain circumstances, federal tax law requires that distributions be made under this Contract. Except as described below, a distribution is required at the first death of:
        (a) an Owner or Joint Owner; or
        (b) the Annuitant or Joint Annuitant if any Owner is a non-natural entity.

The amount of proceeds available on death and the methods available for distributing such proceeds are also described in this section.

Designated Beneficiary

At the first death of (a) an Owner or Joint Owner, or (b) the Annuitant or Joint Annuitant if any Owner is a non-natural entity, the person or entity first listed below who is alive or in existence on the date of that death will become the Designated Beneficiary:
        (1) Owner or Joint Owners
        (2) primary beneficiary
        (3) contingent beneficiary
        (4) Owner's estate

The Designated Beneficiary will be treated thereafter as the sole Owner of the Contract and may choose one of the Payment Choices below, subject to the distribution rules stated below. For purposes of this section, if there is more than one Designated Beneficiary, each one will be treated separately with respect to their portion of the Contract.

Distribution Rules When Death Occurs Before Income Payments Begin

If the Designated Beneficiary is the surviving spouse of the deceased person, we will continue the Contract in force with the surviving spouse as the new Owner. If the deceased person was an Annuitant, the surviving spouse will automatically become the new sole Annuitant. Any other surviving Joint Annuitant will be removed from the Contract. At the death of the surviving spouse, this provision may not be used again. The provision below regarding If the Designated Beneficiary is not the surviving spouse must be used instead.

If the Designated Beneficiary is not the surviving spouse of the deceased person, this Contract cannot be continued in force indefinitely. Instead, after the date of death:
             o  No further Purchase Payments will be accepted.
             o  Payments must be made to, or for the benefit of, the Designated
                Beneficiary under one of the payment choices listed below.
             o  If no choice is made by the Designated Beneficiary within  30 days following receipt of due proof of death, we will use
                payment choice 2.
             o If the Designated Beneficiary dies before the entire Surrender Value has been distributed, we will pay in a lump sum payment any Surrender Value still remaining to the person named by the Designated Beneficiary or, if no person is so named, to the Designated Beneficiary's estate.

 Payment Choices:
            (1) Receive the Surrender Value in one lump sum payment upon receipt of due proof of death;
            (2) Receive the Surrender Value at any time during the five year period following the date of death by withdrawing Contract Value or surrendering the Contract. At the end of that five year period, we will pay in a lump sum payment any Surrender Value still remaining;
            (3) Apply the Surrender Value to provide an income under Optional
                Payment Plan 1 or 2. The first Income Payment must be made no later than one year after the date of death. The income payment period must be either (1 ) the lifetime of the Designated Beneficiary, or (2) a period not exceeding the Designated Beneficiary's life expectancy.

Under payment choices (1) and (2), this Contract will terminate upon payment of the entire Surrender Value. Under Payment Choice (3), this Contract will terminate when the Surrender Value is applied to the Optional Payment Plan. Due proof of death must be provided within 90 days of death.

Proceeds When Death Occurs Before Income Payments Begin

If any Owner dies and that person is someone other than an Annuitant, the amount of proceeds available is the Surrender Value. We will distribute the Surrender Value to, or for the benefit of the Designated Beneficiary as described previously in this section.

If any Annuitant dies, regardless of whether he/she is also an Owner or Joint Owner, the amount of proceeds available is the Death Benefit. On receipt of due proof of death, the Surrender Value will equal the Death Benefit and will be treated in accordance with instructions you provided subject to the distribution rules and termination of Contract provisions described above.



NY1155 4/00

Death Benefit Available at Death of Any Annuitant

Death Benefit if the Annuitant is, or both the Annuitant and Joint Annuitant are, age 80 or younger at issue: The Death Benefit is equal to the greatest of:
        (a) the Contract Value as of the date we receive due proof of death of any Annuitant;
        (b) the sum of (1) minus (2) plus (3), where:
            (1) is the greatest Contract Value as of any Contract anniversary up to and including the Contract anniversary next following or coincident with the 80th birthday of the older of any Annuitant;
            (2) is the Contract Value on the date of death; and
            (3) is the Contract Value on the date we receive due proof of the death; and
        (c) Purchase Payments less any withdrawals.

Withdrawals reduce the sum calculated under (b) proportionally by the same percentage that the withdrawal reduces the Contract Value.

Death Benefit if any Annuitant is older than age 80 at issue: The Death Benefit is equal to the greatest of:
        (a) the Contract Value as of the date we receive due proof of death of any Annuitant;
        (b) the sum of (1) minus (2) plus (3), where:
            (1) is the greatest Contract Value as of any Contract anniversary up to and including the Contract anniversary next following or coincident with the 85th birthday of the older of any Annuitant;
            (2) is the Contract Value on the date of death; and
            (3) is the Contract Value on the date we receive due proof of the death; and
        (c) Purchase Payments less any withdrawals.

Withdrawals reduce the sum calculated under (b) proportionally by the same percentage that the withdrawal reduces the Contract Value.

Distribution Rules When Death Occurs After Income Payments Begin

If any Owner, Annuitant or Payee dies after Income Payments have begun, the entire interest remaining in the Contract will be distributed at least as rapidly as under the method of distribution being used on the date of death. Under this scenario, "entire interest" means any guaranteed payments remaining under the payment plan in effect on the date of death.

                                PURCHASE PAYMENTS
--------------------------------------------------------------------------------
The initial Purchase Payment is due on the Contract Date.

Additional Purchase Payments

You may make additional Purchase Payments at any time before the Annuity Commencement Date. The minimum amount allowed as an additional Purchase Payment is defined on the Contract data pages. We reserve the right to limit the maximum amount of additional Purchase Payments we will accept based on our rules in effect at the time of the payment.

Where to Send Purchase Payments

Send each Purchase Payment to our Service Center. Make any checks payable to GE Capital Life Assurance Company of New York.

Allocation of Purchase Payments

You may allocate Purchase Payments to one or more Investment Options. The maximum number of Investment Option allocations allowed is shown on the Contract data pages. The minimum percentage of each Purchase Payment that may be allocated to any particular Investment Option is also provided on the Contract data pages. Purchase Payments will be allocated in accordance with your instructions we have on file.

You may change the allocation of later Purchase Payments at any time, without charge, by sending a notice to us at our Service Center. The notice must be in writing or in any form acceptable to us. The allocation will apply to Purchase Payments received after we receive the change.

                             MONTHLY INCOME BENEFIT
--------------------------------------------------------------------------------
We will pay you a monthly income for a guaranteed minimum period beginning on the Annuity Commencement Date if the Annuitant(s) is still living. The monthly income will be a Variable Income Payment similar to that described in the provision titled "Variable Income Options" under the Optional Payment Plans section. Payments will be made automatically under a Life Income with 10 Years Certain plan or a Joint Life and Survivor Income with 10 years Certain plan, unless you choose otherwise.

Under the Life Income 10 Years Certain plan, if the Annuitant lives longer than 10 years, payments will continue for his or her life. If the Annuitant dies before the end of ten years, the remaining payments for the ten year period will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to you.

Under the Joint Life and Survivor Income plan, if any Annuitant lives longer than 10 years, payments will continue for the surviving Annuitant's lifetime. If both Annuitants die before the end of ten years, the remaining payments for the ten year period will be discounted at the same rate used to calculate the monthly income. The discounted amount will be paid in one sum to you.

At any time, while the Annuitant(s) is living, and before the Annuity Commencement Date, you may choose to change the payment plan by written request. If you do choose a different plan, the monthly income will reflect the plan chosen. Payment plans which base payment on the life or lives of one or more individuals will base such payment on the life of the Annuitant or the Annuitant and Joint Annuitant. You may elect to receive the Annuity Commencement Value in a lump sum instead of receiving a monthly income. If we pay the Annuity Commencement Value in a lump sum, we will have no further obligation under the Contract.

The initial Income Payment under the automatic monthly payment plan is calculated by multiplying (a) times (b), divided by (c) where:
        (a) is the monthly payment rate per $1000, shown under the Optional Payment Plans for either the Life Income 10 years Certain or the Joint Life and Survivor Income, using the gender(s) and settlement age(s) of the Annuitant(s), instead of the Payee, on the Annuity Commencement Date. The age used to determine the payment may be subject to an age adjustment as shown in the "Maximum Age Adjustment" table in the Optional Payment Plans section;
        (b) is the Annuity Commencement Value; and
        (c) is  $1000.

NY1155 4/00

Income Payments will be made monthly unless quarterly, semi-annual or annual payments are chosen by written request. However, if any payment made more frequently than annually would be or becomes less than $20, we reserve the right to reduce the frequency of payments to an interval that would result in each payment being at least $20. If the annual payment is less than $20, we will pay the Annuity Commencement Value and the Contract will terminate effective as of the Annuity Commencement Date.

Annuity Commencement Date


The Annuity Commencement Date is provided on the Contract data pages, unless changed after issue. You may change the Annuity Commencement Date to any date at least ten years after the date of the last Purchase Payment. The Annuity Commencement Date cannot be a date later than the Contract anniversary on which the Annuitant, or younger of the Joint Annuitants, reaches age 90, unless a later date is approved by the Company. To make a change, send us written notice before the Annuity Commencement Date then in effect. If you change the Annuity Commencement Date, Annuity Commencement Date will then mean the new Annuity Commencement Date you selected.

                                GUARANTEE ACCOUNT
-------------------------------------------------------------------------------
You may allocate Purchase Payments and/or transfer Contract Value to the Guarantee Account. Amounts allocated to the Guarantee Account earn interest at the rate applicable to the particular allocation. With respect to each allocation, the applicable rate will remain in effect for a specified period (the interest rate guarantee period). You may also make transfers or withdrawals from the Guarantee Account as described in this Contract.

Amounts allocated to the Guarantee Account are held in, and are part of, our General Account. The General Account consists of our assets other than those allocated to our separate accounts. Subject to statutory authority, we have sole discretion over the investment of the assets of the General Account. Those assets may be chargeable with liabilities arising out of any business we may conduct.

Any Surrender Value or Death Benefit available under the Guarantee Account will not be less than required by the laws of New York.

                                SEPARATE ACCOUNT
--------------------------------------------------------------------------------
The Separate Account named on the Contract data pages supports the operation of this Contract and certain other variable annuity contracts we may offer. We will not allocate assets to the Separate Account to support the operation of any contracts that are not variable annuities.

We own the assets in the Separate Account. These assets are held separately from our other assets and are not part of our General Account.

The Separate Account is registered with the Securities and Exchange Commission ("SEC") as a unit investment trust under the Investment Company Act of 1940. The Separate Account is also subject to New York laws which regulate the operations of insurance companies incorporated in New York. The investment policies of the Separate Account will not be changed without the approval of the New York Insurance Commissioner. The Plan of Operations of the Separate Account is on fide with the New York Insurance Commissioner.

Insulation of Assets

The Separate Account assets equal at least the reserves and other Contract liabilities supported by the Separate Account. The portion of the assets of the Separate Account not exceeding the reserves and other Contract liabilities with respect to the Separate Account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our General Account any assets of the Separate Account which are in excess of such reserves and other Contract liabilities.

Subaccounts

The Separate Account is divided into Subaccounts. The Subaccount's income, gains and losses, whether or not realized, are credited to or charged against such Subaccounts. This transaction is made without regard to other income, gains or losses of the Company or any other Subaccount.

The Subaccounts available under this Contract are shown on the Contract data pages. Each Subaccount invests exclusively in shares of a corresponding Fund. Shares of a Fund are purchased and redeemed at their net asset value per share. Any amounts of income, dividends and gains distributed from the shares of a Fund are reinvested in additional shares of that Fund at its net asset value.

Changes To The Separate Account And Subaccounts

Where permitted by applicable law, we may:
        o   create new separate accounts;
        o   combine separate accounts, including the Separate Account;
        o   transfer assets of the Separate Account to another separate account;
        o add new Subaccounts to or remove existing Subaccounts from the Separate Account or combine Subaccounts;
        o make Subaccounts (including new Subaccounts) available to such classes of contracts as we may determine;
        o   add new Funds or remove existing Funds;
        o substitute new Funds for any existing Fund whose shares are no longer available for investment;
        o substitute new Funds for any existing Fund which we determine is no longer appropriate in light of the purposes of the Separate Account;
        o deregister the Separate Account under the Investment Company Act of 1940; and
        o operate the Separate Account under the direction of a committee or in any other form permitted by law.

In the event of any substitution or change, we may, by endorsement, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change.

Valuation of Separate Account Assets

We will value the assets of the Separate Account each Valuation Day at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

Accumulation Units

Purchase Payment(s) allocated to a Subaccount or amounts transferred to a Subaccount are converted into Accumulation Units. The number of Accumulation Units is determined by dividing the dollar amount allocated to each Subaccount by the value of the Accumulation Unit for that Subaccount for the Valuation Day on which the purchase payment(s) or transferred amount is invested in the Subaccount. Purchase Payment(s) allocated to or amounts transferred to a Subaccount increase the number of Accumulation Units of that Subaccount.

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                                       12

The events which will reduce the number of Accumulation Units of a Subaccount are as follows:
    (1) withdrawals or transfers of Contract Value from a Subaccount;
    (2) surrender of the Contract;
    (3) payment of a Death Benefit;
    (4) application of Contract Value to an Income Payment option; and
    (5) applicable Contract and/or rider fees and charges.

Accumulation Units are canceled as of the end of the Valuation Period in which we receive notice regarding the event.

Accumulation Unit Value

The value of an Accumulation Unit for each Subaccount was arbitrarily set when the Subaccount began operations. Thereafter, the value of an Accumulation Unit at the end of every Valuation Day is the value of the Accumulation Unit at the end of the previous Valuation Day multiplied by the net investment factor, as described below. On any day that is a Valuation Day, the Contract Value in a Subaccount is determined by multiplying the number of Accumulation Units in that Subaccount by the value of the Accumulation Unit for that Subaccount.

Net Investment Factor

The net investment factor is used to measure the investment performance of a Subaccount. The net investment factor for any Subaccount for any Valuation Period is determined by (a) divided by (b), minus (c), where:
        (a) is the result of:
            (1) the value of the assets in the Subaccount at the end of the preceding Valuation Period; plus
            (2) the investment income and capital gains, realized or unrealized, credited to those assets at the end of the Valuation Period for which the net investment factor is being determined; minus
            (3) the capital losses, realized or unrealized, charged against those assets during the Valuation Period; minus
            (4) any amount charged against the Separate Account for taxes. This includes any amount we set aside during the Valuation Period as a provision for taxes attributable to the operation or maintenance of the Separate Account; and
        (b) is the value of the assets in the Subaccount at the end of the preceding Valuation Period; and
        (c) is a factor for the Valuation Period representing the asset charge deducted from the Subaccount. The rate for this charge is shown on the Contract data pages.

                                    TRANSFERS
--------------------------------------------------------------------------------
Transfers Before Income Payments Begin


You may transfer amounts among the Investment Options by sending a request to us at our Service Center. Transfers involving the Guarantee Account are subject to limitations defined in this Contract. Transfer requests must be in writing or in any form acceptable to us. We do not currently charge for transfers. We reserve the right to impose a transfer charge.

The maximum amount of any transfer charge is provided on the Contract data pages. When we perform transfers, the Contract Value on the date of the transfer will not be affected by the transfer except to the extent of any transfer charge. Any transfer charge will be taken from the amount transferred.

Transfers involving the Guarantee Account will be effective on the date we receive your request at our Service Center. With respect to transfers between the Guarantee Account and the Separate Account, we reserve the right to impose the restriction that no transfers from the Separate Account to the Guarantee Account may be made during the six month period following the transfer of any amount from the Guarantee Account to the Separate Account.

On written notice, we reserve the right to limit the number of transfers to one per month or to twelve each calendar year. We reserve the right to limit the number of transfers to a lower number. This may be necessary for the Contract to continue to be treated as an annuity by the IRS. We reserve the right to refuse to execute any transfer:
     (1) if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Subaccount invests; or
     (2) if the transfer is a result of more than one trade involving the same Subaccount within a 30 day period; or
     (3) if the transfer would adversely affect accumulation unit values. This may occur if the transfer would affect one percent or more of the relevant Fund's total assets.

Transfers will be effective as of the end of the Valuation Period during which we receive your request at our Service Center. If the amount of your Contract Value remaining in an Investment Option after the transfer is less than the minimum balance stated on the Contract data pages, we will transfer the remaining balance in addition to the amount requested for transfer. We will not allow a transfer into any Investment Option unless the value of that Investment Option after the transfer is at least equal to the amount stated on the Contract data pages.

We may accept your authorization of third party transfers. We may restrict the Subaccounts that will be available to you for transfers. This restriction may occur during any period such third party is authorized to act for you. We will give you prior notice of any restrictions. We will not enforce such restrictions if you provide us with satisfactory evidence that:
     (1) a court of competent jurisdiction has appointed such third party to act for you; or
     (2) you have appointed such third party to act for you for all of your financial affairs.

Transfers After Variable Income Payments Begin

If Variable Income Payments are being made, you may transfer Annuity Units among Subaccounts by sending a request to us at our Service Center. This request must be in writing or in any form acceptable to us. You may make three such transfers in each calendar year. We reserve the right to limit the number of transfers. This may be necessary for the Contract to continue to be treated as an annuity by the IRS. We reserve the right to refuse to execute any transfer if any of the Subaccounts that would be affected by the transfer is unable to purchase or redeem shares of the Fund in which the Subaccount invests. If the number of Annuity Units remaining in a Subaccount after a transfer is less than 1, we will transfer the remaining balance in addition to the amount requested for transfer. We will not allow a transfer into any Subaccount unless the number of Annuity Units of that Subaccount after the transfer is at least 1. No transfer charge is imposed for transfers of Annuity Units. The amount of the Income Payment as of the date of the transfer will not be affected by the transfer.

The number of Annuity Units for the new Subaccount is (a) times (b), divided by (c), where:
     (a) is the number of Annuity Units for the current Subaccount:
     (b) is the value of the Annuity Unit for the current Subaccount;
     (c) is the value of the Annuity Unit for the new Subaccount.


NY1155 4/00

                            CONTRACT VALUE BENEFITS
--------------------------------------------------------------------------------

The Contract Value is equal to the Contract Value allocated to the Investment Options. On the date the initial Purchase Payment is received and accepted, the Contract Value equals the initial Purchase Payment.

Contract Value of the Separate Account

At the end of each Valuation Period after the Contract Date, the Contract Value allocated to each Subaccount is (a) plus (b) plus (c) minus (d) minus (e) minus
(f), where:
        (a) is the Contract Value allocated to the Subaccount at the end of the preceding Valuation Period, multiplied by the Subaccount's net investment factor for the current Valuation Period;
        (b) is Purchase Payments allocated to the Subaccount during the current Valuation Period;
        (c) is any other amounts transferred into the Subaccount during the current Valuation Period;
        (d) is Contract Value transferred out of the Subaccount during the current Valuation Period;
        (e) is any withdrawal made from the Subaccount during the current Valuation Period; and
        (f) is any premium tax deductions.

Contract Value of the Guarantee Account

The Contract Value of the Guarantee Account is (a) plus (b) minus (c) minus
(d), where:
        (a) is the sum of all amounts allocated to it;
        (b) is any interest credited on those amounts;
        (c) is any amounts removed by transfer or surrender; and
        (d) is any amounts deducted for charges made under the Contract and any riders that may apply.

You may distribute any allocation to one or more of the interest rate guarantee periods available at the time of your allocation. Unless you choose otherwise, the initial interest rate guarantee period will be one year. Each interest rate guarantee period must be at least one year. At the end of each interest rate guarantee period, a new interest rate guarantee period of one year, with a new rate, will begin. We will notify you of the new rate.

Interest rates that apply to allocations to the Guarantee Account are determined by us in our sole discretion. The minimum guaranteed interest rate is shown on the Contract data pages.

Deductions from the Contract Value for the annual Contract charge and any other charges that may apply are made first from the Contract Value of the Separate Account. These charges are deducted proportionally from the Subaccounts in which you are invested. Any remaining charge will be deducted from the Contract Value of the Guarantee Account. This charge will be taken proportionally from the money in the Guarantee Account. No deduction will occur if it would reduce the Surrender Value below any minimum value that might be required by New York.

Annual Contract Charge

There will be a charge made each year for maintenance of the Contract. This charge is made once for each Contract year against the Contract Value allocated to the Separate Account. The charge for a Contract year will be deducted at the earlier of the next Contract anniversary or the date the Contract is surrendered. The amount of this charge is shown on the Contract data pages. We will waive this charge if the Contract Value at the time the charge is due exceeds the minimum Contract Value shown on the Contract data pages.

Surrender

You can surrender this Contract by sending the Contract and a written request to our Service Center. We must receive the request before Income Payments begin. The amount payable is the Surrender Value as of the Valuation Day we receive the request.

Withdrawal

You may make a withdrawal from the Contract Value at any time. The allowable withdrawal amount is subject to limitations as defined on the Contract data pages. The amount payable will be the amount of the withdrawal, less any surrender charge and any premium tax. Withdrawals reduce the Death Benefit that is paid proportionally by the same percentage that the withdrawal reduces the Contract Value. An example of the adjustment for withdrawals is as follows:

      Date                Purchase Payment     Contract Value      Death Benefit

March 31, 2000                $ 5,000              $ 5,000            $ 5,000
March 31, 2001                    -                $10,000            $10,000
March 31, 2002                    -                $ 7,000            $10,000

If a withdrawal of $3,500 is made on March 31, 2002, the Death Benefit immediately after the withdrawal will be $5,000. (This assumes that the Death Benefit immediately before the withdrawal (as calculated under "Death Provisions" above) is not the Contract Value on the date we receive due proof of death, nor is it the amount of Purchase Payments less any withdrawals. It also assumes that the Annuitant and any Joint Annuitant were both younger than age 80 at issue, that no surrender charge applies, and that no premium tax applies to the withdrawal.) This example is based on purely hypothetical values and is not intended to depict investment performance of the Contract.

You may tell us how to deduct the withdrawal from the Investment Options. If you do not, the withdrawal will be deducted first from each Subaccount in the same proportion that the Contract Value in that Subaccount bears to the total Contract Value in all Subaccounts on the Valuation Day we receive the request in our Service Center. If the amount of the withdrawal exceeds the Contract Value in the Subaccount(s), any remaining deductions will be made from the Guarantee Account. The amounts deducted from the Guarantee Account will be taken on a first-in, first-out basis. "First-in, -first-out" means the order in which Purchase Payments and transferred amounts were allocated to the Guarantee Account.

Surrender Charge

All or part of the amount withdrawn or surrendered may be subject to a surrender charge. The surrender charge is a percentage of each Purchase Payment. The applicable percentage for each Purchase Payment is shown in the Table of Surrender Charges on the Contract data pages. The number of years shown in the table represents the number of full and partially completed years since the Purchase Payment was received.

Order of withdrawal. Amounts withdrawn will be deducted first from any gain in the Contract. Surrender charges are not assessed on amounts which represent gain. For purposes of this section, "gain" is calculated as (a) plus (b) minus
(c) minus (d), but not less than zero where:
        (a) is the Contract Value on the Valuation Day we receive your withdrawal or surrender request;
        (b) is the total of any withdrawals including surrender charges previously taken;
        (c) is the total of Purchase Payments made; and

NY1155 4/00

        (d) is the total of any gain previously withdrawn.

In addition to any gain, an amount equal to 10% of the total Purchase Payments made through the date of withdrawal can also be withdrawn during each Contract year without a surrender charge (the "10% free withdrawal amount"). The 10% free withdrawal amount is not cumulative from Contract year to Contract year. Any amount withdrawn in excess of (1) the gain on the date of withdrawal, plus (2) 10% of the total Purchase Payments, will be the amount subject to a surrender charge. For purposes of determining the applicable surrender charge, the amount subject to a surrender charge will be deducted from Purchase Payments on a first-in, first-out basis. Amounts withdrawn which are not subject to surrender charge may be taken as a series of periodic payments instead of a lump sum.

There will be no surrender charge if you choose one of the following Optional Payment Plans:
         o  Plan 1;
         o  Plan 2 for a period of 5 or more years;
         o Plan 3 with a payment period of at least 5 years based on guaranteed interest;
         o  Plan 5.

Postponement of Payments

We will make payment within seven days from the date of withdrawal or surrender. We will make payment within seven days from the receipt of due proof of death for a lump sum claim settlement. We may postpone these payments when:
         o the New York Stock Exchange is closed other than customary weekend and holiday closings;
            or
         o  the SEC restricts trading on the New York Stock Exchange; or
         o the SEC permits postponement for the protection of Contractowners; or
         o the SEC determines an emergency exists and due to the emergency, disposal of securities or the determination of the values of net assets of the Separate Account is not reasonably practical.

We reserve the right to defer payment of any withdrawal or surrender from the Guarantee Account for up to six months. We will not defer payment if we are required by law to pay earlier. We will not defer payment if the amount is used to pay Purchase Payments on contracts with us.

We have the right to defer payment which is derived from any amount recently paid to us by check or draft. We will make payment when we are satisfied the check or draft has been paid by the bank on which it is drawn.

                               GENERAL INFORMATION
--------------------------------------------------------------------------------
Statement of Values

At least once each year, we will send you a Contract statement. The statement will be mailed within 30 days of the statement date. The statement date will be on at least one of the following dates: March 31st, June 30th, September 30th and December 31st. The statement will show the Contract Value, Purchase Payments made, number of Accumulation Units, values of Accumulation Units, and charges deducted during the statement period.

Calculation of Values

The Surrender Value, Death Benefit and any paid-up annuity in this Contract are not less than the minimum benefits required by New York law. A detailed statement of how we calculate the values in this Contract has been filed with the New York Insurance Department.

Evidence of Death, Age, Gender or Survival

We will require proof of death before we act on Contract provisions relating to death of any person or persons. We may also require proof of the age, gender, or survival of any person or persons before we act on any Contract provision dependent upon age, gender or survival.

Incontestability

We will not contest this Contract.

Misstatement of Age or Gender

If any Annuitant's age or gender, where appropriate, is misstated on the Contract data page, any Contract benefits or proceeds will be determined using the correct age and gender. If any overpayments have been made, an adjustment including interest on the amount of the overpayment will be made to the next payment(s). Any underpayments will be credited with interest on the amount of the underpayment and will be paid in full with the next payment. The interest rate used will be 3% per annum, unless otherwise required by law.

Premium Tax

Premium tax rules vary by state and change from time to time. Some states assess a tax against us on receipt of Purchase Payments and some states on annuitization of proceeds.

Tax assessed on receipt of Purchase Payments: The premium tax rate shown on the Contract data pages is the rate that was in effect in New York at Contract issue. To calculate any premium tax in effect on the date we receive the Purchase Payment, multiply the Purchase Payment by the premium tax rate. This is the amount of any state and/or local premium tax charged to us for this Contract. We reserve the right to deduct any such tax either from your Purchase Payment(s) when received, or from proceeds later when paid. (Proceeds includes benefits from surrender, withdrawal, annuity commencement and death.)

Tax assessed on annuitization of proceeds: Since some states assess a premium tax on proceeds used to purchase Income Payments, we reserve the right to deduct from such proceeds any premium tax paid by us. Because state premium tax rules change from time to time, any tax rate for proceeds used to purchase Income Payments is not shown in your Contract. You may request notice of the amount of this tax before Income Payments begin.

Nonparticipating

This Contract is nonparticipating. No dividends are payable.

Written Notice

You should send written notice to our Service Center. Please include the Contract number and the Annuitant(s)'s full name.

We will send notices to your last known address. You should request an address change form if you move.



NY1155 4/00

                             OPTIONAL PAYMENT PLANS
--------------------------------------------------------------------------------
Death Benefit and Surrender Value proceeds will be paid in one lump sum. Annuity Commencement Value will be paid as described in the Monthly Income Benefit section. Subject to the rules stated below, any part of the Death Benefit or Surrender Value proceeds can be left with us and paid under an Optional Payment Plan. If you choose to do so, the proceeds less any premium tax will be applied to calculate your Income Payment. During the Annuitant(s)'s life you (or the Designated Beneficiary at your death) can choose a plan. If a plan has not been chosen at the death of the Annuitant or Owner, the Designated Beneficiary can choose a plan if the Death Benefit is to be paid.

There are several important Optional Payment Plan rules:
        o Our consent must be obtained prior to selecting an Optional Payment Plan if any Payee is not a natural person.
        o Payment made under an Optional Payment Plan at the death of any Owner or Annuitant must conform with the rules in the Death Provisions section.
        o If you change a beneficiary, your plan selection will no longer be in effect unless you request that it continue.
        o Any choice or change of a plan must be sent in writing to our Service Center.
        o   The amount of each payment under a plan must be at least $20.
        o Fixed Income Payments will begin on the date we receive proof of any Annuitant's or Owner's death, on surrender, or on the Annuity Commencement Date.
        o Variable Income Payments will begin within seven days after the date payments would begin under the corresponding fixed option.
        o Payments under Plan 4 will begin at the end of the first interest period after the date proceeds are otherwise payable.

Fixed Income Options

Optional Payment Plans 1 through 5 are available as fixed income options. Any amount left with us under a fixed income option will be transferred to our General Account. Payments made will equal or exceed those required by New York. Payments will not be less than those that would be provided to a single premium immediate annuity applicant of the same class issued when such payments begin. The age used to determine the payment may be subject to an adjustment as shown in the age adjustment table below.

Variable Income Options

Optional Payment Plans 1 and 5 are available as variable income options. This means that Income Payments, after the first, will reflect the investment experience of the Subaccounts. No minimum amount is guaranteed. Benefits under a variable income option will not be less than those that would be provided to an applicant of the same class under the corresponding option for a single premium variable immediate annuity issued when such benefits begin. Once Variable Income Payments have commenced, neither expenses actually incurred, other than taxes on the investment return, nor mortality actually experienced, will adversely affect the dollar amount of Variable Income Payments.

Determination of the Amount of the First Variable Income Payment: The tables for Optional Payment Plans 1 and 5 are used to determine the first Income Payment. They show, for various plans, ages and genders, the monthly payment that can be purchased with $1,000 of proceeds. The first payment is equal to (a) times (b), divided by 1,000, where:
        (a) is the Contract Value as of the Annuity Commencement Date, less any premium taxes; and
        (b) is the monthly payment from the table for the chosen plan and appropriate age(s) and gender(s) of the Annuitant(s). The age used to determine the payment may be subject to an adjustment as shown in the age adjustment table below.

These amounts use the 1983 'a' Individual Annuity Mortality Table, using Projection Scale G, with an Assumed Interest Rate of 3%.

Determination of the Amount of Subsequent Variable Income Payments: Subsequent payments are determined by means of Annuity Units. The amount may be greater or less than the initial payment.

The number of Annuity Units will be determined on the Annuity Commencement Date. The number will not change unless a transfer is made. The number of Annuity Units for a Subaccount is (a) divided by (b), where:
        (a) is the portion of the first payment from that Subaccount; and
        (b) is the Annuity Unit value for that Subaccount on the day the first payment is due.

Each subsequent payment is equal to the sum of payments for each Subaccount. The payment for a Subaccount is the number of Annuity Units for that Subaccount times the Annuity Unit value for that Subaccount seven days before the monthly anniversary of the Annuity Commencement Date.

We guarantee that each subsequent payment will not be affected by variations in mortality experience from the mortality assumptions on which the first payment is based.

Determination of Annuity Unit Value: Initially, the Annuity Unit value was arbitrarily set at the start of the Subaccount. The Annuity Unit value of each Subaccount for any Valuation Period is equal to the Annuity Unit value for the preceding Valuation Period multiplied by the product of (a) and (b), where:
        (a) is the net investment factor for the Valuation Period for which the Annuity Unit value is being calculated; and
        (b) is an Assumed Interest Rate factor equal to .99991902 raised to a power equal to the number of days in the Valuation Period.

The Assumed Interest Rate factor in (b) is the daily equivalent of dividing by one plus the Assumed Interest Rate of 3%. If a plan with a different Assumed Interest Rate is used to determine the initial payment, a different Assumed Interest Rate factor will be used to determine subsequent payments.

As described above, our determination of an Accumulation Unit value or Annuity Unit value will be binding on you and any Designated Beneficiary.

Payment Plans

The fixed income options are shown below. Variable income options, with an Assumed Interest Rate of 3%, have the same initial monthly payment rate per $1000 as the fixed income options shown in the Plan 1 and Plan 5 Tables. The monthly payment rate is based on the 1983 Table 'a', using 3% interest. Other plans may be available upon request.

Plan 1. Life Income with Period Certain. We will make monthly payments for a guaranteed minimum period. If the Payee lives longer than the minimum period, payments will continue for his or her life. The minimum period can be 10, 15 or 20 years. Payments will be according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the Payee dies before the end of the

NY1155 4/00
guaranteed period, the amount of remaining payments for the minimum period will be discounted at the same rate used in calculating Income Payments. Discounted means we will deduct the amount of interest each remaining payment would have earned had it not been paid out early. The discounted amounts will be paid in one sum to the Payee's estate unless otherwise provided

                                  Plan 1 Table

Monthly payment rates for each $1,000 of proceeds under Plan 1.



                      Male Payee                    Female Payee
             -----------------------------------------------------------
Settlement   10 Years  15 Years  20 Years   10 Years  15 Years  20 Years
   Age       Certain    Certain  Certain    Certain   Certain   Certain
----------------------------------------------------------------------------


   20       $2.90       $2.90     $2.89      $2.81     $2.81     $2.81

   25        3.00        2.99      2.99       2.88      2.88      2.88

   30        3.11        3.11      3.10       2.97      2.97      2.97

   35        3.26        3.25      3.24       3.09      3.08      3.08

   40        3.45        3.43      3.41       3.23      3.23      3.22

   45        3.68        3.66      3.62       3.42      3.41      3.39

   50        3.98        3.94      3.88       3.65      3.64      3.61

   51        4.05        4.00      3.93       3.71      3.69      3.66

   52        4.12        4.07      3.99       3.77      3.74      3.71

   53        4.20        4.14      4.05       3.83      3.80      3.76

   54        4.28        4.21      4.11       3.89      3.86      3.82

   55        4.36        4.29      4.18       3.96      3.93      3.88

   56        4.45        4.37      4.24       4.03      3.99      3.94

   57        4.55        4.45      4.31       4.11      4.07      4.00

   58        4.65        4.53      4.38       4.19      4.14      4.07

   59        4.75        4.62      4.45       4.28      4.22      4.13

   60        4.86        4.72      4.52       4.37      4.30      4.20

   61        4.98        4.81      4.59       4.46      4.39      4.27

   62        5.10        4.91      4.65       4.56      4.48      4.35

   63        5.23        5.01      4.72       4.67      4.57      4.42

   64        5.37        5.11      4.79       4.79      4.67      4.50



                     Male Payee                   Female Payee
            -----------------------------------------------------------
Settlement  10 Years  15 Years  20 Years  10 Years  15 Years  20 Years
   Age      Certain    Certain  Certain   Certain   Certain   Certain
-----------------------------------------------------------------------


   65        $5.51      $5.22    $4.86    $4.91      $4.77    $4.58

   66         5.66       5.33     4.92     5.03       4.88     4.65

   67         5.81       5.43     4.99     5.17       4.99     4.73

   68         5.97       5.54     5.05     5.31       5.10     4.80

   69         6.13       5.65     5.10     5.46       5.21     4.88

   70         6.30       5.75     5.16     5.62       5.33     4.95

   71         6.48       5.85     5.21     5.79       5.45     5.02

   72         6.66       5.95     5.25     5.97       5.57     5.08

   73         6.84       6.05     5.29     6.15       5.69     5.14

   74         7.02       6.14     5.33     6.34       5.81     5.20

   75         7.20       6.23     5.36     6.54       5.92     5.25

   76         7.39       6.31     5.39     6.74       6.03     5.29

   77         7.57       6.39     5.41     6.95       6.13     5.33

   78         7.75       6.46     5.43     7.15       6.23     5.36

   79         7.93       6.52     5.45     7.36       6.32     5.39

   80         8.09       6.58     5.47     7.57       6.41     5.42

   81         8.26       6.63     5.48     7.78       6.48     5.44

   82         8.41       6.67     5.49     7.97       6.55     5.46

   83         8.56       6.71     5.49     8.16       6.60     5.47

   84         8.69       6.74     5.50     8.34       6.65     5.48

85 & over     8.81       6.77     5.50     8.50       6.70     5.49

Values for ages not shown will be furnished upon request.


Plan 2. Income for a Fixed Period. We will make periodic payments for a fixed period, not longer than 30 years. Payments can be annual, semi-annual, quarterly or monthly. Payments will be made according to the table below. Guaranteed amounts payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the Payee dies, the amount of the remaining guaranteed payments will be discounted to the date of the Payee's death at the same rate used in calculating Income Payments. The discounted amount will be paid in one sum to the Payee's estate unless otherwise provided.

                                  Plan 2 Table

Monthly payment rates for each $1,000 of proceeds under Plan 2.



Years
Payable     1       2       3       4       5       6       7       8       9      10      11       12      13      14       15
-----------------------------------------------------------------------------------------------------------------------------------
Monthly
Payment   $84.47  $42.86  $28.99  $22.06  $17.91  $15.14  $13.16  $11.68  $10.53  $9.61   $8.86    $8.24   $7.71   $7.26    $6.87
-----------------------------------------------------------------------------------------------------------------------------------
Years
Payable     16      17      18      19      20      21      22      23      24      25      26       27      28       29       30
-----------------------------------------------------------------------------------------------------------------------------------
Monthly
Payment   $ 6.53  $ 6.23  $ 5.96  $ 5.73  $ 5.51  $ 5.32  $ 5.15  $ 4.99  $ 4.84  $4.71   $4.59    $4.47   $4.37   $4.27    $4.18
-----------------------------------------------------------------------------------------------------------------------------------


Annual, semi-annual or quarterly payments are determined by multiplying the monthly payment by 11.838, 5.963 or 2.992, respectively.

Plan 3. Income of a Definite Amount. We will make periodic payments of a definite amount. Payments can be annual, semi-annual, quarterly or monthly. The amount paid each year must be at least $120 for each $1,000 of proceeds. Payments will continue until the proceeds are exhausted. The last payment will equal the amount of any unpaid proceeds. Unpaid proceeds will earn interest at 3% compounded yearly. We may increase the interest rate. If we do, the payment period will be extended. If the Payee dies, the amount of the remaining proceeds with earned interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 4. Interest Income. We will make periodic payments of interest earned from the proceeds left with us. Payments can be annual, semi-annual, quarterly or monthly, and will begin at the end of the first period chosen. Proceeds left under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. If the Payee dies, the amount of remaining proceeds and any earned but unpaid interest will be paid in one sum to his or her estate unless otherwise provided.

Plan 5. Joint Life and Survivor Income. We will make monthly payments to two Payees for a guaranteed minimum of 10 years. Each Payee must be at least 35 years old when payments begin. The amount payable under this plan will earn interest at 3% compounded yearly. We may increase the interest rate and the amount of any payment. Payments will continue as long as either Payee is living. If both Payees die before the end of the minimum period, the amount of the remaining payments for the 10 year period will be discounted at the same rate used in calculating the monthly income. The discounted amount will be paid in one sum to the survivor's estate unless otherwise provided.

                                  Plan 5 Table


Monthly payment rates for each $1000 of proceeds under Plan 5.



                                                  Female Settlement Age
Male Settlement-----------------------------------------------------------------------------------
      Age         35       40       45     50     55     60     65     70     75    80    85&over
--------------------------------------------------------------------------------------------------
      35        $2.95    $3.02    $3.07  $3.12  $3.16  $3.19  $3.21  $3.23  $3.24  $3.25  $3.26

      40         2.99     3.07     3.15   3.22   3.28   3.33   3.37   3.40   3.42   3.43   3.44

      45         3.02     3.11     3.21   3.31   3.41   3.49   3.55   3.60   3.64   3.66   3.68

      50         3.04     3.15     3.27   3.40   3.53   3.65   3.76   3.84   3.90   3.94   3.97

      55         3.05     3.18     3.32   3.48   3.65   3.82   3.98   4.12   4.22   4.29   4.33

      60         3.07     3.20     3.35   3.54   3.75   3.97   4.21   4.42   4.60   4.73   4.80

      65         3.07     3.21     3.38   3.58   3.82   4.11   4.42   4.74   5.03   5.25   5.39

      70         3.08     3.22     3.39   3.61   3.88   4.21   4.60   5.04   5.47   5.84   6.09

      75         3.08     3.22     3.40   3.63   3.92   4.28   4.74   5.28   5.87   6.42   6.82

      80         3.09     3.23     3.41   3.64   3.94   4.33   4.82   5.45   6.18   6.91   7.50

     85&over     3.09     3.23     3.41   6.65   3.95   4.35   4.87   5.55   6.37   7.26   8.00


Figures for intermediate ages, for two males or two females will be furnished upon request.




                             Maximum Age Adjustment

Settlement Age: The settlement age is the Payee's age last birthday on the date payments begin, minus an age adjustment from the table below. The actual age adjustment may be less than the numbers shown.



        Year Payments Begin               Maximum Age
    After                Prior to          Adjustment
-----------------------------------------------------------
     ----                   2001               0
     2000                   2026               5
     2025                   2051               10
     2050                   ---                15

NY1155 4/00

                           FLEXIBLE PREMIUM VARIABLE
                           DEFERRED ANNUITY CONTRACT


--------------------------------------------------------------------------------

o    Income payments begin at Annuity Commencement Date
o    No Dividends.
o    Some benefits reflect investment results

--------------------------------------------------------------------------------

                           GE CAPITAL LIFE ASSURANCE
                              COMPANY OF NEW YORK